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                                                                     EXHIBIT 5




                          WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                  (615)244-6380
                                   FACSIMILES
                                  (615)244-6804
                                  (615)244-5686

                                  June 30, 1999


Kyzen Corporation
430 Harding Industrial Drive
Nashville, TN  37211

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:


         We have acted as counsel to Kyzen Corporation, a Tennessee corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,650,000 shares of common stock, $.01 par value per share (the "Common Shares"), all of which Common Shares may be offered and sold by the Company from time to time in connection with the exercise of warrants to purchase Common Shares under the Warrant Agreement between the Company and American Stock Transfer & Trust Company dated August 3, 1995 (the "Warrant Agreement"), as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus").

         This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-B, 17 C.F.R. ss. 228.601(b)(5), in connection with the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         In rendering the following opinion, we state that we are not admitted to practice in any state other than the State of Tennessee, and we express no opinion


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Kyzen Corporation
June 30, 1999
Page 2


as to the laws of any jurisdiction other than the State of Tennessee and the Federal law of the United States to the extent specifically referred to herein.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Act, upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of the Warrant Agreement, and as contemplated by the Registration Statement and the Prospectus, the shares represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an "expert" within the meaning of the Act.



                                        Very truly yours,


                                        /s/ Waller Lansden Dortch & Davis, PLLC